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                                                                    EXHIBIT 99.1

                            (CIVITAS BANKGROUP LOGO)
                      810 Crescent Centre Drive, Suite 320
                               Franklin, TN 37067
                      office 615.263.9500 fax 615.383.8830


FOR IMMEDIATE RELEASE                           Contact:   Mike Alday
January 24, 2005                                           Alday Communications
                                                           615.791.1535

CIVITAS BANKGROUP PLANS SALE
OF BANK OF MASON

FRANKLIN, Tenn. - Civitas BankGroup (OTC:CVBG) has announced plans to sell The Bank of Mason in Mason, Tenn., announced Richard E. Herrington, president of Civitas.

Mason Bancorp, Inc. has entered into an agreement with Civitas to purchase The Bank of Mason, a Civitas subsidiary. Mason Bancorp is a newly formed bank holding company founded by several West Tennessee businessmen, including Jock Weaver, Frank Weaver and John Wilder III, grandson of John Wilder, who is Chairman of the Board of Civitas BankGroup. The transaction is subject to pending regulatory approval and is expected to close during the first quarter of 2005.

"This is another step in our corporate strategic plan to focus our resources to the markets that offer the most growth and profit potential to our shareholders," said Herrington. "The sale of the The Bank of Mason will allow us to redeploy capital to our Middle Tennessee subsidiary, Cumberland Bank."

Civitas BankGroup, formerly known as Cumberland Bancorp, is a multi-bank holding company operating 19 retail offices. It is the parent company of Cumberland Bank in Middle Tennessee and BankTennessee in West Tennessee.

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THE STATEMENTS CONTAINED IN THIS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE
FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS DESCRIBING OUR FUTURE PLANS, PROJECTIONS, STRATEGIES AND EXPECTATIONS, ARE BASED ON ASSUMPTIONS AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND OUR CONTROL. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED DUE TO CHANGES IN INTEREST RATES, COMPETITION IN THE INDUSTRY, CHANGES IN LOCAL AND NATIONAL ECONOMIC CONDITIONS AND VARIOUS OTHER FACTORS. ADDITIONAL INFORMATION CONCERNING SUCH FACTORS, WHICH COULD AFFECT US, IS CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.